UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009
Energy Conversion Devices, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 293-0440
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2009, the Board of Directors (the “Board”) of Energy Conversion Devices, Inc. (the “Company”) adopted a tax benefits preservation plan and declared a dividend of one common stock purchase right (each, a “Right”) for each outstanding share of the Company’s common stock held of record as of the close of business on October 15, 2009. The terms of the Rights are set forth in a Tax Benefits Preservation Plan, dated as of October 5, 2009 (the “Rights Plan”), between the Company and Computershare Trust Company, N.A., as rights agent.
The following summary provides only a general description of the Rights Plan and, therefore, should be read together with the entire Rights Plan, which is filed as Exhibit 4.1 to this report, and is incorporated herein by reference in its entirety.
The Board adopted the Rights Plan to preserve the value to Company and its stockholders of the Company’s tax assets, including the Company’s net operating loss carryforwards (“Tax Benefits”). The Company’s ability to fully use its Tax Benefits to offset future income may be limited if it experiences an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986. Generally, the Company would experience a Section 382 ownership change if stockholders who beneficially own (or who are deemed under Section 382 to beneficially own) 5% or more of the Company’s outstanding common stock increase their aggregate beneficial ownership of the outstanding common stock by more than 50 percentage points over a rolling three-year period. The Rights Plan is intended to reduce the likelihood that the Company will experience an ownership change by deterring any person or group from acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock without the approval of the Board. There is no guarantee, however, that the Rights Plan will prevent the Company from experiencing an ownership change.
The Rights. Each Right will initially represent the right to purchase, for $115.00 (the “Purchase Price”), one one-hundredth of a share of the Company’s common stock. The Rights will attach to all shares of the Company’s common stock issued after October 15, 2009 and prior to the Rights becoming exercisable. Prior to the “Distribution Date” referred to below, the Rights will be represented only by the stock certificates (or book entry records) evidencing shares of the Company’s common stock to which the Rights are attached. Prior to exercise, a Right does not give its holder any rights as Company stockholder.
Exercisability. The Rights will not be exercisable until the occurrence of a “Distribution Date.” After the Distribution Date, the Rights may be transferred on the books and records of the rights agent as provided in the Rights Plan. A Distribution Date is the earlier of: (i) the 10th business day after public announcement that any person or group has become an “Acquiring Person” and (ii) the 10th business day after the commencement of a tender or exchange offer by a person or group (other than the Company, any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ employee benefit or stock ownership plans) for 4.9% or more of the then-outstanding shares of the Company’s common stock.
An “Acquiring Person,” generally, is a person or group (other than the Company, any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ employee benefit or stock ownership plans) that has become the beneficial owner of 4.9% or more of the then-outstanding shares of the Company’s common stock. However, no such person or group will be deemed an Acquiring Person if:
•	the person or group beneficially owns 4.9% or more of the outstanding shares of the Company’s common stock as of the close of business on October 15, 2009 and does not acquire any additional shares (except in connection with any of the events referred to in clauses (i) through (iv) below);
•	the person or group becomes the beneficial owner of 4.9% or more of the Common Shares after October 15, 2009 solely as a result of (i) a reduction in the number of outstanding shares of the Company’s common stock, (ii) the exercise of, or lapse of restrictions on, any options, warrants, rights or similar interests granted by the Company to its directors, officers or employees, (iii) any unilateral grant of any security by the Company, or (iv) a transaction that the Board determines should not be subject to the Rights Plan, and, in any such case does not acquire any additional shares of the Company’s common stock (except through the subsequent occurrence of any of the events referred to in the preceding clauses (i) through (iv)); or
•	the Board determines that (a) the person or group has become an “Acquiring Person” inadvertently and the person or group promptly divests (or enters into an irrevocable commitment to divest) enough common stock to reduce its beneficial ownership percentage below 4.9%, (b) the person or group’s beneficial ownership of 4.9% or more of the then-outstanding common stock would not jeopardize the Company’s ability to use its Tax Benefits or (c) the person or group should not be deemed to be an Acquiring Person.

After a Distribution Date, any Rights beneficially owned by an Acquiring Person (or any transferee of the Acquiring Person) will become null and void and may not be exercised. All other Rights holders will have the right to receive, upon exercise of their Rights and payment of the Purchase Price, that number of shares of the Company’s common stock having a market value equal to twice the Purchase Price.
Exchange. At any time after any person or group has become an Acquiring Person (but before any person or group becomes the beneficial owner of 50% or more of the Company’s common stock), the Board may, at its option, elect to exchange all or part of the outstanding and exercisable Rights (other than the Rights beneficially owned by the Acquiring Person or any transferee of an Acquiring Person) at an exchange ratio of one share of common stock per Right, subject to adjustment. The Rights cannot be exercised following the Board’s determination to effect a Rights exchange.
Redemption. At any time prior to a Distribution Date, the Board may, at its option, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, subject to adjustment. The Rights cannot be exercised following the Board’s determination to redeem the Rights.
Expiration. Unless earlier exercised, the Rights (and the Rights Plan) will expire on the earliest of (i) October 15, 2019, (ii) the redemption of the Rights, (iii) any exchange of the Rights, (iv) the repeal of Section 382 of the Internal Revue Code, if the Board determines that the Rights Plan is no longer necessary for the preservation of the Company’s Tax Benefits, and (v) the first day of the first taxable year of the Company to which the Board determines that no such Tax Benefits may be carried forward.
Amendments. The Board may amend or supplement the Rights Plan without the consent of the Rights holders at any time prior to the Distribution Date. After the Distribution Date, without the consent of the Rights holders, the Board may amend or supplement the Rights Plan only to cure an ambiguity, alter time period provisions, correct inconsistent provisions or make other changes that do not adversely affect any Rights holder.
Anti-Dilution Provisions. The Board may adjust the Purchase Price, the exchange ratio, the redemption price, the number of Common Shares issuable upon exercise of the Rights and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Company’s common stock. Subject to certain limited exceptions, no adjustments to the Purchase Price of less than 1% will be made.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Tax Benefits Preservation Plan, dated as of October 5, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent.

99.1	Press Release issued by the Company on October 1, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.
Date: October 5, 2009	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Tax Benefits Preservation Plan, dated as of October 5, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent.

99.1	Press Release issued by the Company on October 1, 2009.